UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF l934

REGENTIS BIOMATERIALS LTD.

(Exact name of Registrant as specified in its charter)

State of Israel	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

60 Medinat Hayehudim Herzliya, Israel Tel: +972 (9) 960-1917	4676652
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, no par value	NYSE American, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-285692

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

Regentis Biomaterials Ltd. (the “Registrant”) hereby incorporates by reference the description of its ordinary shares, no par value, to be registered hereunder, contained under the heading “Description of Share Capital” in the Registrant’s Registration Statement on Form F-1 (File No. 333-285692), originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on March 11, 2025, as subsequently amended (the “Registration Statement”), and any prospectus that constitutes part of the Registration Statement and that is subsequently filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, which information shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on NYSE American, LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Regentis Biomaterials Ltd.

By:	/s/ Dr. Eli Hazum
Name:	Dr. Eli Hazum
Title:	Chief Executive Officer

Dated: September 9, 2025

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